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                                                                   EXIBIT 10(EE)

                                 THIRD AMENDMENT
                                       TO
                        STATE AUTO FINANCIAL CORPORATION
                        2000 DIRECTORS STOCK OPTION PLAN


The State Auto Financial Corporation 2000 Directors Stock Option Plan (the "Plan") is hereby amended in the following particulars:

     1. The first paragraph of Section 1 Purpose; Definitions is hereby deleted in its entirety and replaced by the following:

               The 2000 Directors Stock Option Plan (the "Plan") of State Auto Financial Corporation, an Ohio corporation (the "Company"), is intended to encourage directors of the Company who are not full-time employees of the Company, its Subsidiaries or its Parent corporation to acquire or increase and retain a financial interest in the Company and to strengthen the mutuality of interests between such directors and the Company's shareholders by offering such directors options to purchase Common Shares of the Company.


     2. Section 3. Stock Options. Subsection (a) Grant and Eligibility is hereby deleted in its entirety and replaced by the following:

          (a) Grant and Eligibility. All directors of the Company who are not full-time employees of the Company or its Parent or Subsidiary corporations and who are in compliance with the Company's stock ownership guidelines as applicable to such directors are eligible to be granted Awards under the Plan. Promptly following each annual meeting of the shareholders of the Company on or after the effective date of the Plan, each person who is then a director of the Company and not a full-time employee of the Company or its Parent or Subsidiary corporations shall be granted an Option to purchase 1,500 shares of Stock.

     3. The effective date of this Third Amendment is March 1, 2002 and this Third Amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this Third Amendment, the provisions of this Third Amendment shall control. Except as modified by the Third Amendment, the Second Amendment and the First Amendment, the Plan shall continue in full force and effect.



The Third Amendment was approved and adopted by the Board of Directors of State Auto Financial Corporation on March 1, 2002.